Exhibit 10.3

Execution Version

AMENDMENT NUMBER FOUR TO AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment Number Four to Amended and Restated Credit Agreement (this “Amendment”) is entered into as of October 28, 2016, by and among the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), on the one hand, and JACK COOPER HOLDINGS CORP., a Delaware corporation (“Parent”), and the Subsidiaries of Parent identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), and the undersigned Guarantors, on the other hand, in light of the following:

A.                                    Agent, Lenders, and Borrowers have previously entered into that certain Amended and Restated Credit Agreement, dated as of June 18, 2013 (as amended from time to time, the “Agreement”);

B.                                    Borrowers wish to enter into a separate term loan facility and have requested certain amendments to the Agreement; and

C.                                    Agent, Lenders and Borrowers have agreed to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Agent, Lenders and Borrowers hereby agree as follows:

1.                                      DEFINITIONS.  All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

2.                                      AMENDMENTS.

(a)                                 Schedule 1.1 of the Agreement is hereby amended by deleting the definition of “Defaulting Lender” therein in its entirety and replacing it with the following:

“‘Defaulting Lender’ means any Lender that (a) has failed to fund any amounts required to be funded by it under the Agreement within 1 Business Day of the date that it is required to do so under the Agreement (including the failure to make available to Agent amounts required pursuant to a Settlement or to make a required payment in connection with a Letter of Credit Disbursement), (b) notified any Borrower, Agent, or any Lender in writing that it does not intend to comply with all or any portion of its funding obligations under the Agreement, (c) has made a public statement to the effect that it does not intend to comply with its funding obligations under the Agreement or under other agreements generally (as reasonably determined by Agent) under which it has committed to extend credit, (d) failed, within 1 Business Day after written request by Agent, to confirm that it will comply with the terms of the Agreement relating to its obligations to fund any amounts required to be funded by it under the Agreement, (e) otherwise failed to pay over to Agent or any other Lender any other amount required to be paid by it under the Agreement on the date that it is required to do so under the Agreement, or (f) (i) becomes or is insolvent or has a parent company that has become or is insolvent, (ii) becomes the subject of a bankruptcy or Insolvency Proceeding, or has had a receiver, conservator, trustee, or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or Insolvency Proceeding, or has had a receiver, conservator, trustee, or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, or (iii) becomes the subject of a Bail-in Action.”

(b)                                 Schedule 1.1 of the Agreement is hereby amended by deleting the definition of “EBITDA” therein in its entirety and replacing it with the following:

“‘EBITDA’ means, with respect to any fiscal period, (i) Parent’s consolidated net earnings (or loss), minus (ii) to the extent included in determining net earnings (or loss) (A) extraordinary gains or interest income, plus (B) exchange, translation or performance gains relating to any hedging transactions or foreign currency fluctuations, plus (iii) to the extent included in determining net earnings (or loss): (A) non-cash extraordinary losses, interest expense, income taxes, and depreciation and amortization for such period plus (B) non-cash claims costs, claims management expenses and adjustments to reserves under workers’ compensation, trucker’s liability and general liability insurance for claims related to events occurring on or prior to July 27, 2009, plus (C) non-cash expenses resulting from Pension Plan withdrawals or partial withdrawals, plus (D) severance and like expenses accrued under any employment or consulting agreement in effect on the Closing Date (and any amendments or modifications permitted hereunder) or entered into, after the Closing Date, in accordance with the provisions of this Agreement during such period to the extent expensed, plus (E) cash and non-cash charges directly associated with and included as “uses” in a “Sources and Uses” provided to Agent prior to the Closing Date detailing the use of proceeds of the Notes, plus (F) non-cash compensation expense, non-cash asset impairment charges, and non-cash losses (gains) on sales of assets, plus (G) non-cash exchange, translation, or performance losses relating to any hedging transactions or foreign currency fluctuations, plus (H) non-operating losses (gains), operating losses (gains) with respect to the closing of terminal locations, and professional expenses for diligence and other services related to prospective Acquisitions, in each case solely to the extent actually incurred and solely to the extent any addback set forth in this subclause (H) does not exceed $2,500,000 in the aggregate for the 12 month period ending on such date of determination, plus (I) (i) fees, costs, and expenses (including transaction fees, attorneys’ fees and other professional costs) incurred and paid in connection with the Fourth Amendment Effective Date Transactions, including the ones incurred and paid within 90 days following the Fourth Amendment Effective Date, and (ii) fees, costs, and expenses (including transaction fees, attorneys’ fees and other professional costs) incurred and paid in connection with the Investments described in clause (u) of the definition of “Permitted Investments” herein and/or in connection with distributions permitted pursuant to Section 6.9(m), including the ones incurred and paid within 90 days following completion of such Investments or distributions, in each case solely to the extent any addback set forth in this subclause (I) does not exceed $4,500,000 in the aggregate; in each case of the foregoing, determined on a consolidated basis in accordance with GAAP.  For the purposes of calculating EBITDA for any period of 4 consecutive fiscal quarters (each, a “Reference Period”), (a) if at any time during such Reference Period (and after the Closing Date), Parent or any of its their Subsidiaries shall have made a Permitted Acquisition, EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to such Permitted Acquisition, are factually supportable, and are expected to have a continuing impact, in each case to be mutually and reasonably agreed upon by Parent and Agent) or in such other manner acceptable to Agent as if any such Permitted Acquisition or adjustment occurred on the first day of such Reference Period.”

(c)                                  The definition of “Permitted Indebtedness” in Schedule 1.1 of the Agreement is hereby amended by deleting the “and” at the end of clause (v) therein, deleting the period at the end of clause (w) therein and replacing such period with “, and,” and adding the following new clause (x) as follows:

“(x)                           Permitted Additional Term Indebtedness and any Refinancing Indebtedness in respect thereof.”

(d)                                 The definition of “Permitted Investments” in Schedule 1.1 of the Agreement is hereby amended by deleting the “and” at the end of clause (s) therein, deleting the period at the end of clause (t) therein and replacing such period with “, and,” and adding the following new clause (u) as follows:

“(u) (i) cash Investments by Parent in Jack Cooper Enterprises, Inc. with the proceeds of the Loans (as defined in the Credit Agreement for the Additional Term Facility) solely for the purpose of, within 120 days of the effectiveness of the Credit Agreement for the Additional Term Facility and funding thereunder, purchasing, repurchasing, exchanging, retiring or canceling the PIK Notes and to pay related fees and expenses, and (ii) purchases of the PIK Notes by Parent or any other Borrower, solely with the proceeds of the Loans (as defined in the Credit Agreement for the Additional Term Facility), within 120 days of the effectiveness of the Credit Agreement for the Additional Term Facility and funding thereunder and payments of related fees and expenses, in each case to the extent permitted pursuant to the terms of the Credit Agreement for the Additional Term Facility (as in effect as of the Fourth Amendment Effective Date, after giving effect to the amendments, waivers, consents or modifications thereunder to the extent permitted pursuant to the ABL Intercreditor Agreement).”

(e)                                  The definition of “Permitted Liens” in Schedule 1.1 of the Agreement is hereby amended by deleting the “and” at the end of clause (dd) therein, deleting the period at the end of clause (ee) therein and replacing such period with “, and,” and adding the following new clause (ff):

“(ff)                        Liens in favor of the Additional Term Facility Agent, any of its successors and assigns as administrative agent under the Additional Term Facility, and any collateral agent, trustee or other representative holding Liens on behalf of the lenders under the Additional Term Facility to secure Permitted Additional Term Indebtedness and any Refinancing Indebtedness in respect thereof, subject to the terms of the ABL Intercreditor Agreement.”

(f)                                   Schedule 1.1 of the Agreement is hereby amended by deleting the definition of “Refinancing Indebtedness” therein in its entirety and replacing it with the following:

“‘Refinancing Indebtedness’ means refinancings, renewals, replacements, defeasements or extensions of Indebtedness so long as:

(x)                                 except with respect to the Note Obligations, any Permitted MSD Indebtedness, or the Permitted Additional Term Indebtedness:

(a)                                 such refinancings, renewals, replacements, defeasements, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, replaced, defeased, or extended, other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of accrued and unpaid interest and unfunded commitments with respect thereto,

(b)                                 such refinancings, renewals, replacements, defeasements, or extensions do not result in a shortening of the remaining average weighted maturity (measured as of the refinancing, renewal, replacement, defeasement or extension) of the Indebtedness so refinanced, renewed, replaced, defeased, or extended, nor are they on terms or conditions that, taken as a whole, are or could reasonably be expected to be materially adverse to the interests of the Lenders,

(c)                                  if the Indebtedness that is refinanced, renewed, replaced, defeased, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, replaced, defeased, or extended Indebtedness, and

(d)                                 the Indebtedness that is refinanced, renewed, replaced, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, replaced, defeased, or extended,

(y)                                 in the case of the Note Obligations, refinancings, renewals, replacements, defeasements or extensions thereof so long as such transaction is consummated in accordance with the Intercreditor Agreement, and

(z) in the case of any Permitted MSD Indebtedness or Permitted Additional Term Indebtedness, refinancings, renewals, replacements, defeasements or extensions thereof so long as such transaction is consummated in accordance with the ABL Intercreditor Agreement.”

(g)                                  The definition of “MSD-WFCF Intercreditor Agreement” set forth in Schedule 1.1 of the Agreement is hereby deleted; and each of the references to “MSD-WFCF Intercreditor Agreement” in the Agreement and the other Loan Documents shall be deleted and replaced, in lieu thereof, with references to “the ABL Intercreditor Agreement”.

(h)                                 Schedule 1.1 of the Agreement is hereby amended by adding the following new definitions in alphabetical order:

“‘ABL Intercreditor Agreement’ means that certain Amended and Restated Intercreditor Agreement by and among Agent, MSD, and Additional Term

Facility Agent, dated as of the Fourth Amendment Effective Date, with respect to the relative lien priorities and other intercreditor terms regarding the Obligations, Permitted MSD Indebtedness, and the Permitted Additional Term Debt, which agreement amends and restates, and replaces, the Intercreditor Agreement dated as of April 2, 2015 between Agent and MSD in its entirety.

‘Additional Term Facility’ means the credit facility under that certain Credit Agreement, dated as of October 28, 2016, by and among Additional Term Facility Agent, the lenders party thereto (the “Additional Term Facility Lenders”), and Parent, whereby the Additional Term Facility Lenders have made term loans to Parent in an initial principal amount not to exceed $41,000,000.

‘Additional Term Facility Agent’ means Wilmington Trust, National Association, as administrative agent under the Additional Term Facility, and any of its successors or assigns thereunder.

‘Bail-In Action’ means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

‘Bail-In Legislation’ means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

‘EEA Financial Institution’ means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

‘EEA Member Country’ means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

‘EEA Resolution Authority’ means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

‘EU Bail-In Legislation Schedule’ means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

‘Fourth Amendment Effective Date’ means October 28, 2016.

‘Fourth Amendment’ means that certain Amendment Number Four to Amended and Restated Credit Agreement, dated as of the Fourth

Amendment Effective Date by and among the Borrowers, the Lenders and Agent.

‘Fourth Amendment Effective Date Transactions’ means the execution, delivery and performance by Borrowers and the other Loan Parties of the Fourth Amendment, the loan documentation in connection with the Additional Term Facility (the borrowing of the loans thereunder), the amendment to the MSD Credit Agreement (as defined in the ABL Intercreditor Agreement), and all the other transactions related to any of the foregoing and contemplated to have occurred as of the Fourth Amendment Effective Date, and the payment of premiums, fees and expenses in connection with the foregoing.

‘Permitted Additional Term Indebtedness’ means Indebtedness incurred by Parent or any of its Subsidiaries under the Additional Term Facility in an initial aggregate principal amount not to exceed the sum of $41,000,000, as the terms of such Indebtedness pursuant to the definitive loan documentation may be amended, restated, modified, changed, refinanced or replaced in a manner that is not prohibited by the terms of the ABL Intercreditor Agreement.

‘PIK Notes’ means the “Notes” under and as defined in that certain Indenture, dated as of June 10, 2014, by and between Jack Cooper Enterprises, Inc. (f/k/a JCH Parent, Inc.), as issuer, and U.S. Bank National Association, as trustee.

‘Write-Down and Conversion Powers’ means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.”

(i)                                     Section 3.3 of the Agreement is hereby amended and restated in its entirety as follows:

“3.3                         Maturity.  This Agreement shall continue in full force and effect for a term ending on the earliest of (i) June 18, 2018, (ii)  the date that is 90 days prior to the then extant maturity date of the Permitted MSD Indebtedness, (iii) the date that is 90 days prior to the then extant maturity date of the Permitted Additional Term Indebtedness, or (iv) the date that is 90 days prior to the then extant maturity date of the Notes (the “Maturity Date”).  The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice to Administrative Borrower upon the occurrence and during the continuation of an Event of Default.”

(j)                                    Clause (i) of Section 6.7(a) of the Agreement is hereby amended and restated in its entirety as follows:

“(i)                               optionally prepay, redeem, defease, purchase or otherwise acquire any Indebtedness of Parent and its Subsidiaries, other than (A) the Obligations in accordance with this Agreement, (B) Permitted Intercompany

Advances, (C) Refinancing Indebtedness in respect of the Note Obligations (including the defeasance thereof), (D) offers to purchase the Notes in connection with asset sales pursuant to Section 3.9 of the Notes Indenture, (E) the Transactions, (F) prepayments of Permitted Preferred Stock with the proceeds of Permitted Preferred Stock so long as the prepayments are substantially contemporaneous with the accompanying sale, (G) Refinancing Indebtedness in respect of the Permitted MSD Indebtedness, (H) Refinancing Indebtedness in respect of the Permitted Additional Term Indebtedness, (I) prepayments or payments of Permitted MSD Indebtedness and/or the Permitted Additional Term Indebtedness, in each case subject to the ABL Intercreditor Agreement, and so long as before and after giving effect to such payment or prepayment (1) no Event of Default has occurred and is continuing and (2) Availability shall be no less than 30% of the Maximum Revolver Amount, (J) prepayments of Permitted MSD Indebtedness or the Permitted Additional Term Indebtedness, in each case subject to the ABL Intercreditor Agreement, with proceeds from asset sales pursuant to Section 2.9(d)(ii) of the MSD Credit Agreement (as defined in the ABL Intercreditor Agreement) or Section 2.4(d)(ii) of the Solus Credit Agreement (as defined in the ABL Intercreditor Agreement) so long as:  (x) promptly but in any event no later than the date that is 10 Business Days prior to any disposition the proceeds of which will be used for any such payment or prepayment, Administrative Borrower delivers written notice to Agent listing the assets to be disposed of, the sale price of the same, and the scheduled date of such disposition, and (y) promptly but in any event, no later than the date that is 5 Business Days prior to such payment or prepayment, Administrative Borrower delivers to Agent a Borrowing Base Certificate demonstrating that immediately after giving effect to the applicable disposition of assets, no Overadvance will exist, (K) so long as no Event of Default exists at the time of payment or prepayment, contemporaneous exchange of Permitted MSD Indebtedness and/or the Permitted Additional Term Indebtedness for Stock of Parent (or the direct or indirect parent of Parent) or prepayments or payments of Permitted MSD Indebtedness or Permitted Additional Term Indebtedness with the proceeds of the issuance of Stock of Parent (or the direct or indirect parent of Parent) to any Person (other than Parent or any of its Subsidiaries) so long as the prepayments or payments are substantially contemporaneous with the accompanying issuance, or”

(k)                                 Clause (i) of Section 6.7(b) of the Agreement is hereby amended and restated in its entirety as follows:

“(i)                               any agreement, instrument, document, indenture, or other writing evidencing or concerning Permitted Indebtedness other than (A) the Obligations in accordance with this Agreement, (B) Permitted Intercompany Advances, (C) Indebtedness permitted under clauses (c), (d), (e), (f), (g), (h), and (i) of the definition of Permitted Indebtedness, and (D) the Notes Obligations, any Permitted MSD Indebtedness, or the Permitted Additional Term Indebtedness, except to the extent any such amendment, modification, or change referenced in this clause (D) is not prohibited by the terms of the Intercreditor Agreement or the ABL Intercreditor Agreement, as applicable,”

(l)                                     Section 6.9 of the Agreement is hereby amended by deleting the word “and” at the end of clause (k) thereof, replacing the period at the end of clause (l) with “; and” and adding the following new clause (m):

“(m) Parent’s Subsidiaries may make cash distributions to Parent, and Parent may make cash distributions to Jack Cooper Enterprises, Inc., in each case, solely with the proceeds of the Loans (as defined in the Credit Agreement for the Additional Term Facility) for the sole purpose of, within 120 days of the effectiveness of the Credit Agreement for the Additional Term Facility and funding thereunder, purchasing, repurchasing, exchanging, retiring or canceling the PIK Notes and paying related fees and expenses, in each case to the extent permitted pursuant to the terms of the Credit Agreement for the Additional Term Facility (as in effect as of the Fourth Amendment Effective Date, after giving effect to the amendments, waivers, consents or modifications thereunder to the extent permitted pursuant to the ABL Intercreditor Agreement).”

(m)                             Section 6 of the Agreement is hereby amended by adding the following new Section 6.19 immediately following Section 6.18:

“6.19                  Notes Indenture Debt Incurrence Compliance.  Cause or permit any failure to comply with Section 4.9 of the Notes Indenture.”

(n)                                 Section 8.7 of the Agreement is hereby amended and restated in its entirety as follows:

“8.7                         Default Under Other Agreements.  If there is (a) an Event of Default as defined in the Notes Documents; (b) a default in one or more agreements to which a Loan Party or any of its Subsidiaries is a party with one or more third Persons relative to a Loan Party’s or any of its Subsidiaries’ Indebtedness involving an aggregate amount of $5,000,000 or more, and such default (after giving effect to any grace period therefor) (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by such third Person, irrespective of whether exercised, to accelerate the maturity of such Loan Party’s or its Subsidiary’s obligations thereunder; (c) an event of default (after giving effect to any grace period therefor) in or an involuntary early termination of one or more Hedge Agreements to which a Loan Party or any of its Subsidiaries is a party; (d) a default under the Permitted MSD Indebtedness if such default (after giving effect to any grace period therefor) (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by the lenders thereunder, irrespective of whether exercised, to accelerate the maturity of the Loan Parties’ obligations thereunder; or (e) a default under the Permitted Additional Term Indebtedness if such default (after giving effect to any grace period therefor) (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by the lenders thereunder, irrespective of whether exercised, to accelerate the maturity of the Loan Parties’ obligations thereunder;”

(o)                                 Section 17 of the Agreement is hereby amended by adding the following new Section 17.17 immediately following Section 17.16:

“17.17           Acknowledgment and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan

Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                                 the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)                                 the effects of any Bail-in Action on any such liability, including, if applicable:

(i)                                     a reduction in full or in part or cancellation of any such liability;

(ii)                                  a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)                               the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.”

(p)                                 Clause (b) of Schedule 5.1 (Financial Statements, Reports, Certificates) of the Agreement is hereby amended and restated in its entirety as follows:

“(b)                           Compliance Certificate along with (i) the underlying calculations, including the calculations to arrive at EBITDA, Fixed Charges, and Fixed Charge Coverage Ratio (such EBITDA, Fixed Charges and Fixed Charge Coverage Ratio calculations shall be certified only in a Financial Covenant Period), and (ii) the underlying calculations demonstrating compliance with Section 4.9(b)(i) of the Notes Indenture.”

3.                                      REPRESENTATIONS AND WARRANTIES.

(a)                                 Each Borrower hereby affirms to Agent and Lenders that all of such Borrower’s representations and warranties set forth in the Agreement, after giving effect to this Amendment and the amendments to the MSD Credit Agreement and the ABL Intercreditor Agreement on the date hereof, are true, complete and accurate in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date hereof (except to the extent that such representations and warranties relate solely to an earlier date).

(b)                                 Each Borrower and Guarantor represents and warrants as of the date hereof that (i) it has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended hereby) to which it is a party and (ii) the execution, delivery and performance by each Borrower and Guarantor of this Amendment has been duly approved by all necessary corporate action and does not (A) violate any material provision of federal, state, or local law or regulation applicable to any Loan Party or its Subsidiaries or (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Loan Party or its Subsidiaries except to the extent that any such conflict, breach or default could not individually or in the aggregate reasonably be expected to have a Material Adverse Change.

(c)                                  Each Borrower and Guarantor represents and warrants this Amendment (i) has been duly executed and delivered by such Borrower or Guarantor, (ii) is the legal, valid and binding obligation of such Borrower or Guarantor, enforceable against such Borrower or Guarantor in accordance with its terms, and is in full force and effect, except to the extent that (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights or general principles of equity or (B) the availability of the remedies of specific performance or injunctive relief are subject to the discretion of the court before which any proceeding therefor may be brought, and (iii) does not and will not violate any material provision of the Governing Documents of any Loan Party or its Subsidiaries.

4.                                      NO DEFAULTS.  Each Borrower hereby affirms to Agent and the Lenders that no Default or Event of Default has occurred and is continuing as of the date hereof, in each case after giving effect to this Amendment, the MSD Credit Agreement Amendment, and the ABL Intercreditor Agreement as of the date hereof.

5.                                      CONDITIONS PRECEDENT.  This Amendment shall become effective on October 28, 2016 (the “Fourth Amendment Effective Date”), and notwithstanding anything to the contrary in the Agreement or the other Loan Documents or the MSD-WFCF Intercreditor Agreement (as in effect prior to the date hereof), the Lenders and Agent hereby consent to the MSD Credit Agreement Amendment, consent to, and authorize Agent to enter into, the ABL Intercreditor Agreement, and consent to the incurrence of the Permitted Additional Term Indebtedness; in each case upon the following:

(a)                                 receipt by Agent of a fully executed copy of this Amendment in form and substance satisfactory to Agent;

(b)                                 receipt by Agent of a fully executed copy of the ABL Intercreditor Agreement in form and substance satisfactory to Agent;

(c)                                  receipt by Agent of a fully executed joinder to the Intercreditor Agreement in form and substance satisfactory to Agent;

(d)                                 receipt by Agent of a fully executed Vehicle Collateral Agency Agreement in form and substance satisfactory to Agent;

(e)                                  receipt by Agent of a fully executed Fee Letter in form and substance satisfactory to Agent;

(f)                                   receipt by Agent of Parent’s Officer’s Certificate stating that the Permitted Additional Term Indebtedness complies with the debt incurrence test under the Notes Indenture, delivered pursuant to Section 9.3 of the Intercreditor Agreement;

(g)                                  the receipt and satisfactory review by Agent of the amendment to the MSD Credit Agreement (as defined in the ABL Intercreditor Agreement) (the “MSD Credit Agreement Amendment”);

(h)                                 the receipt and satisfactory review by Agent of the Solus Credit Agreement (as defined in the ABL Intercreditor Agreement) and the Solus Collateral Documents (as defined in the ABL Intercreditor Agreement) requested by Agent, the fully executed versions of which shall be certified by an Authorized Person in an Officer’s Certificate delivered to Agent; and

(i)                                     to the extent previously invoiced, payment of the Agent’s and Lenders’ reasonable and documented out-of-pocket costs and expenses (including, without limitation, the reasonable and documented fees and expenses of counsel).

6.                                      ACKNOWLEDGEMENT.  Each Borrower and Guarantor hereby acknowledges and reaffirms (a) all of its obligations and duties under the Loan Documents, and (b) that Agent, for the ratable benefit of the Lender Group, has and shall continue to have valid, perfected Liens in the Collateral as required under the Loan Documents (other than (i) in respect of Vehicles that are subject to a certificate of title and as to which Agent has elected not to note its Lien on the applicable certificate of title), (ii) Commercial Tort Claims and letter-of-credit rights that are not required to be perfected by the terms of the Security Agreement and (iii) any Deposit Accounts and Securities Accounts not subject to a Control Agreement as permitted by Section 6.11 of the Agreement).

7.                                      RELEASE.

Each Borrower, Parent and each Guarantor (on behalf of itself and its Affiliates) and its successors-in-title, legal representatives and assignees and, to the extent the same is claimed by right of, through or under any of Borrowers, Guarantors or the Parent, for its past, present and future employees, agents, representatives, officers, directors, shareholders, and trustees (each, a “Releasing Party” and collectively, the “Releasing Parties”), does hereby remise, release and discharge, and shall be deemed to have forever remised, released and discharged, the Agent and each of the Lenders, and the Agent’s and each other Lender’s respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, affiliates, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom any of the foregoing would be liable if such persons or entities were found to be liable to any Releasing Party, or any of them (each a “Releasee” and collectively hereinafter the “Releasees” or the “Lender Parties”), from any and all manner of action and actions, cause and causes of action, claims, charges, demands, counterclaims, suits, reckonings, controversies, damages, judgments, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including, without limitation, any so called “lender liability” claims, interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses and incidental, consequential and punitive damages payable to third parties, or any claims arising under 11 U.S.C. §§ 541-550 or any claims for avoidance or recovery under any other federal, state or foreign law equivalent), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore accrue against any of the Lender Parties solely in their capacities as such under the Loan Documents, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing; in each case of the foregoing occurring at or from any time prior to and including the date hereof in any way, directly or indirectly arising out of, connected with or relating to the Agreement or any other Loan Document and the transactions contemplated thereby, except for the duties and obligations expressly set forth in this Amendment or the other Loan Documents (each, a “Claim” and collectively, the “Claims”).  Each Releasing Party further hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised stipulates and agrees with respect to all Claims, that it hereby waives any and all provisions, rights, and benefits conferred by any state or federal law of the United States, or any principle of common law, including, without limitation, the benefit of the provisions of Section 1542 of the Civil Code of California, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH

IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

As to each and every claim released hereunder, each Borrower and each Guarantor also waives the benefit of each other similar provision of applicable federal or state law (including without limitation the laws of the state of California), if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

Each Borrower and each Guarantor acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agrees that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts.  Each Borrower and each Guarantor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

Each Borrower and each Guarantor, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any claim released, remised and discharged by such Person pursuant to the above release.

8.                                      COSTS AND EXPENSES.  Borrowers shall pay to Agent and Barclays Bank PLC, respectively, all of Agent’s and Barclays Bank PLC’s reasonable and documented out-of-pocket costs and expenses (including, without limitation, the reasonable and documented fees and expenses of counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

9.                                      LIMITED EFFECT.  In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern.  In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.

10.                               COUNTERPARTS; EFFECTIVENESS.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original.  All such counterparts, taken together, shall constitute but one and the same Amendment.  This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto and satisfaction of each of the other conditions precedent set forth in Section 5 hereof.  This Amendment is a Loan Document and is entitled to all the terms and protections, applicable to Loan Documents generally.  Delivery of an executed counterpart of this Amendment by telefacsimile or .pdf shall be equally effective as delivery of a manually executed counterpart.

11.                               CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE.  Section 12 of the Agreement is incorporated herein by reference mutatis mutandis.

12.                               REAFFIRMATION OF GUARANTIES, LOAN DOCUMENTS, LIENS AND SECURITY INTERESTS.  Each of the undersigned Guarantors hereby reaffirms and agrees that (a) the Guaranty and the Loan Documents to which it is a party shall remain in full force and effect (including, without limitation, any Liens and security interests granted therein) after this Amendment is consummated as if consummated contemporaneously therewith and all Guaranties, Loan Documents, grants of Liens and security interests undertaken or granted in connection with the Obligations are hereby ratified and confirmed, (b) nothing in the Loan Documents to which it is a party obligates Agent or the Lenders to notify such Guarantor of any changes in the financial accommodations made available to the Loan Parties or to seek reaffirmations of the Loan Documents to which such Guarantor is a party; and (c) no requirement to so notify such Guarantor or to seek such Guarantor’s reaffirmation in the future shall be implied by this Section 12.

[Signatures on next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

WELLS FARGO CAPITAL FINANCE, LLC,
a Delaware limited liability company,
as Agent and a Lender

By:	/s/ Scott T. Collins
Name:	Scott T. Collins
Title:	Senior Vice President, Portfolio Manager

Amendment Number Four to Amended and Restated Credit Agreement

BARCLAYS BANK PLC,
as a Lender

By:	/s/ Joseph Jordan
Name:	Joseph Jordan
Title:	Managing Director

Amendment Number Four to Amended and Restated Credit Agreement

BORROWERS:	JACK COOPER HOLDINGS CORP.,
a Delaware corporation

	By:	/s/ T. Michael Riggs
	Title:	Chief Executive Officer
	Name:	T. Michael Riggs

JACK COOPER TRANSPORT COMPANY, INC.,
a Delaware corporation

	By:	/s/ T. Michael Riggs
	Title:	Chief Executive Officer
	Name:	T. Michael Riggs

PACIFIC MOTOR TRUCKING COMPANY,
a Missouri corporation

	By:	/s/ T. Michael Riggs
	Title:	Chief Executive Officer
	Name:	T. Michael Riggs

AUTO HANDLING CORPORATION,
a Delaware corporation

	By:	/s/ T. Michael Riggs
	Title:	Chief Executive Officer
	Name:	T. Michael Riggs

JACK COOPER LOGISTICS, LLC,
a Delaware limited liability company

	By:	/s/ T. Michael Riggs
	Title:	Chief Executive Officer
	Name:	T. Michael Riggs

Amendment Number Four to Amended and Restated Credit Agreement

AXIS LOGISTIC SERVICES, INC.,
a Delaware corporation,

	By:	/s/ T. Michael Riggs
	Title:	Chief Executive Officer
	Name:	T. Michael Riggs

JACK COOPER CT SERVICES, INC.,
a Delaware corporation,

	By:	/s/ T. Michael Riggs
	Title:	Chief Executive Officer
	Name:	T. Michael Riggs

JACK COOPER RAIL AND SHUTTLE, INC.,
a Delaware corporation,

	By:	/s/ T. Michael Riggs
	Title:	Chief Executive Officer
	Name:	T. Michael Riggs

GUARANTORS:	JACK COOPER SPECIALIZED TRANSPORT, INC.,
a Delaware corporation,

	By:	/s/ T. Michael Riggs
	Title:	Chief Executive Officer
	Name:	T. Michael Riggs

AUTO EXPORT SHIPPING, INC.,
a New Jersey corporation,

	By:	/s/ T. Michael Riggs
	Title:	Chief Executive Officer
	Name:	T. Michael Riggs

CARPILOT, INC.,
a Delaware corporation,

	By:	/s/ T. Michael Riggs
	Title:	Chief Executive Officer
	Name:	T. Michael Riggs

Amendment Number Four to Amended and Restated Credit Agreement